                                                                     EXHIBIT 3.2
                              AMENDED AND RESTATED

                          TOREADOR ROYALTY CORPORATION

                                     BYLAWS


                                TABLE OF CONTENTS



ARTICLE I     OFFICES
     1.01     Registered Offices
     1.02     Other Offices

ARTICLE II     SHAREHOLDERS
      2.01     Place and Manner of Meetings
      2.02     Annual Meeting
      2.03     Voting List
      2.04     Special Meetings
      2.05     Notice
      2.06     Quorum
      2.07     Majority Vote; Withdrawal of Quorum
      2.08     Method of Voting
      2.09     Record Date; Closing Transfer Books
      2.10     Action Without Meeting

ARTICLE III    DIRECTORS
      3.01     Management
      3.02     Number; Qualification; Election; Term
      3.03     Change in Number
      3.04     Removal
      3.05     Vacancies
      3.06     Election of Directors
      3.07     Place and Manner of Meetings
      3.08     First Meetings
      3.09     Regular Meetings
      3.10     Special Meetings
      3.11     Action Without Meeting
      3.12     Quorum; Majority Vote
      3.13     Compensation
      3.14     Procedure


      3.15     Interested Directors, Officers and Shareholders

ARTICLE IV     EXECUTIVE COMMITTEE
      4.01     Designation
      4.02     Authority
      4.03     Procedure
      4.04     Removal
      4.05     Responsibility

ARTICLE V      OTHER COMMITTEES
      5.01     Designation
      5.02     Procedure
      5.03     Removal

ARTICLE VI     NOTICE
      6.01     Method
      6.02     Waiver

ARTICLE VII    OFFICERS AND AGENTS
      7.01     Number
      7.02     Election
      7.03     Other Officers
      7.04     Term
      7.05     Removal
      7.06     Vacancies
      7.07     Compensation
      7.08     Chairman of the Board
      7.09     President
      7.10     Vice-President
      7.11     Secretary
      7.12     Assistant Secretary
      7.13     Treasurer
      7.14     Assistant Treasurer
      7.15     Filling of Offices


ARTICLE VIII   CERTIFICATES AND SHAREHOLDERS
      8.01     Certificates
      8.02     Replacement of Lost or Destroyed Certificates
      8.03     Transfer of Shares
      8.04     Registered Shareholders
      8.05     Preemptive Rights

ARTICLE IX     INDEMNIFICATION
      9.01     Policy of Indemnification and Advancement of Expenses
      9.02     Definitions
      9.03     Non-Exclusive; Continuation
      9.04     Insurance or Other Arrangement
      9.05     Indemnification of Employees or Agents

ARTICLE X      GENERAL PROVISIONS
     10.01     Dividends and Reserves
     10.02     Books and Records
     10.03     Checks and Notes
     10.04     Fiscal Year
     10.05     Seal
     10.06     Resignation
     10.07     Amendment of Bylaws
     10.08     Table of Contents; Headings
     10.09     Construction

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          TOREADOR ROYALTY CORPORATION



                                    ARTICLE I
                                     OFFICES

         1.01 REGISTERED OFFICES AND AGENT. The registered office and registered agent of the corporation shall be as designated with the Secretary of State of the State of Delaware and the office of the Recorder of the County of such county, as they may be changed from time to time.

         1.02 OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware, as the board of directors may from time to time determine, or as the business of the corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

         2.01 PLACE AND MANNER OF MEETINGS. All meetings of the shareholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         2.02 ANNUAL MEETING. An annual meeting of the shareholders, commencing with the year following the adoption of these bylaws, shall be held on the fourth Friday during the month of May, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 o'clock A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which time the shareholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

         2.03 VOTING LIST. At least ten days before each meeting of shareholders a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to the meeting, shall be kept on file at a place within the city where the meeting is to be held and shall be subject to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting during the

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




whole time thereof, and shall be subject to the inspection of any shareholder who may be present.

         2.04 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, or by these bylaws, may be called by the Chairman of the Board, the president, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meetings. Any request shall state the time and purpose or purposes of the proposed special meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

         2.05 NOTICE. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which, the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting either personally or by mail, by or at the direction of the Chairman of the Board, the president, the secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting, provided that such notice may be waived as provided in
Section 6.02 of these bylaws. If mailed, such notice shall be deemed to be delivered when deposited in the mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         2.06 QUORUM. The holders of not less than one-third of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might been transacted at the meeting as originally notified.

         2.07 MAJORITY VOTE; WITHDRAWAL OF QUORUM. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation, or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


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




         2.08 METHOD OF VOTING. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the certificate of incorporation. At any meeting of the shareholders each shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact, and being dated not more than eleven months prior to said meeting, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.06 of these bylaws. Any vote may be taken viva voce or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

         2.09 RECORD DATE; CLOSING TRANSFER BOOKS. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten nor more than sixty days prior to said meeting; or the board of directors may close the stock transfer books for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

         2.10 ACTION WITHOUT MEETING. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by shareholders entitled to vote with respect to the subject matter thereof having not less than the minimum number of votes necessary to authorize or take such action if a meeting thereon were held. To be effective a consent must be dated within sixty days of the earliest consent authorizing such action. The corporation shall give notice of the taking of action by written consent as requested by Delaware law.

                                   ARTICLE III
                                    DIRECTORS

         3.01 MANAGEMENT. The business and affairs of the corporation shall be managed by the board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.


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




         3.02 NUMBER; QUALIFICATION; ELECTION; TERM. The number of directors which shall constitute the whole board shall be not less than seven (7) nor more than fifteen (15). The directors need not be stockholders of the corporation. The term of office of each director shall be from the time of his election and qualification until the next annual meeting of shareholders next succeeding his election and until his successor shall have been duly elected and shall have qualified. The number of directors which shall constitute the board of directors on the date of adoption of these amended and restated bylaws shall be ten (10). Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors.

         3.03 CHANGE IN NUMBER. The number of directors may be increased or decreased from time to time as provided for in Section 3.02 by amendment to these bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by an affirmative vote of a majority of the directors then in office, though less than a quorum of the board of directors. A director elected to fill a newly created directorship shall be elected for a term until the next meeting of shareholders at which directors are elected.

         3.04 REMOVAL. Any director may be removed either for or without cause at any special or annual meeting of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

         3.05 VACANCIES. Any vacancy occurring in the board of directors (by death, resignation, retirement, removal or otherwise) may be filled by an affirmative vote of a majority of the directors then in office, though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         3.06 ELECTION OF DIRECTORS. Directors shall be elected by plurality vote by ballots cast in writing. Cumulative voting shall not be permitted.

         3.07 PLACE AND MANNER OF MEETINGS. Meetings of the board of directors, regular or special, may be held either within or without the State of Delaware. Members of the board of directors may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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





         3.08 FIRST MEETINGS. The first meeting of each newly elected board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

         3.09 REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

         3.10 SPECIAL MEETINGS. Special meetings of the board of directors may be called by the Chairman of the Board or the president on four days' notice to each director, either personally or by mail or on two days' notice if by telegram. Special meetings shall be called by the Chairman of the Board or the president or secretary in like manner and on like notice on the written request of two directors. Except as otherwise expressly provided by statute, or by the certificate of incorporation, or by these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

         3.11 ACTION WITHOUT MEETING. Any action required by statute to be taken at a meeting of the board of directors, or any action which may be taken at a meeting of the board of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting.

         3.12 QUORUM; MAJORITY VOTE. At all meetings of the board of directors a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business unless a greater number is required by law or by the certificate of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by statute, by the certificate of incorporation or by these bylaws. If a quorum shall not be present at any meeting or the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.13 COMPENSATION. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

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         3.14 PROCEDURE. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

         3.15 INTERESTED DIRECTORS, OFFICERS AND SHAREHOLDERS.

         (A) Validity. Any contract of other transaction between the corporation and any of its directors, officers or shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction or his participation in such meeting or authorization.

         (B) Disclosure, Approval. The foregoing shall, however, apply only if the interest of each such director, officer or shareholder is known or disclosed:

                  1. To the board of directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

                  2. To the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

         (C) Non-Exclusive. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

                                   ARTICLE IV
                               EXECUTIVE COMMITTEE

         4.01 DESIGNATION. The board of directors may, by resolution adopted by a majority of the whole board, designate an executive committee, to consist of two or more of the directors of the corporation.

         4.02 AUTHORITY. The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except where action of the full board of directors is required by statute or by the certificate of incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

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





         4.03 PROCEDURE. The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.

         4.04 REMOVAL. Any member of the executive committee may be removed by the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the corporation will be served thereby.

         4.05 RESPONSIBILITY. The designation of an executive committee and the delegation of authority to it shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

                                    ARTICLE V
                                OTHER COMMITTEES

         5.01 DESIGNATION. The board of directors may, from time to time, by resolution adopted by a majority of the whole board, designate other committees to consist of two or more of the directors of the corporation, which shall have such powers and the members of which shall hold office for such periods as the board of directors may determine.

         5.02 PROCEDURE. Any committee so designated shall keep regular minutes of its proceedings and report the same to the board of directors when required.

         5.03 REMOVAL. Any members of any committee so designated may be removed by the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the corporation will be served thereby.

                                   ARTICLE VI
                                     NOTICE

         6.01 METHOD. Whenever by statute or the certificate of incorporation or these bylaws, notice is required to be given to any shareholder or director, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, postage prepaid, addressed to the director or shareholder at the address appearing on the books of the corporation, or by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the mails. Notice to directors may also be given by telegram, with such notice being deemed to have been given when the telegram is delivered to the telegraph company.

         6.02 WAIVER. Whenever, by statute or the certificate of incorporation or these bylaws, notice is required to be given to any shareholder or director, a waiver thereof in



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writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                   ARTICLE VII
                                    OFFICERS

         7.01 NUMBER. Subject to Section 7.03, the officers of the corporation shall consist of a chairman of the board, a president, one or more vice-presidents, a secretary and a treasurer, each of whom shall be elected by the Board of Directors . The chairman of the board and the president shall be chosen from among the directors. Any two or more offices may be held by the same person.

         7.02 ELECTION. The board of directors, at its first meeting after each annual meeting of shareholders, shall elect officers for the ensuing year or until their successors are elected, none of whom need be a member of the board, a shareholder, or a resident of Delaware.

         7.03 OTHER OFFICERS. The board of directors may elect or appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         7.04 TERM. Each officer of the corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office.

         7.05 REMOVAL. Any officer or agent or member of a committee elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent of member of a committee shall not of itself create contract rights.

         7.06 VACANCIES. Any vacancy in any office because of death, resignation, removal or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         7.07 COMPENSATION. The compensation of all officers and agents shall be fixed by the board of directors.


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         7.08 CHAIRMAN OF THE BOARD. The chairman of the board shall be the chief executive officer of the corporation, shall perform all the duties, and shall have all the powers commonly incident to that office, shall in general supervise and control all of the business and affairs of the corporation, and shall have such other powers and perform such other duties as may be assigned to him by the board of directors. The Chairman of the Board, when present, shall preside at all meetings of the shareholders and shall preside at all meetings of the board of directors.

         7.09 PRESIDENT. The president shall be the chief operating officer of the corporation and shall have such powers and perform such duties as shall from time to time be specified by the board of directors. The president shall be under the supervision of the chairman of the board. Subject to the control of the board of directors, the president shall, in the absence or disability of the chairman of the board, supervise and control all of the business and affairs of the corporation and shall see that all orders and resolutions of the board are carried into effect. He shall, in the absence of the chairman of the board, preside at all meetings of the shareholders and of the board of directors. The president may execute, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president, and such other duties as may be prescribed by the board of directors from time to time.

         7.10 VICE-PRESIDENT. The vice-presidents in the order of their seniority, unless otherwise determined by the board of directors shall, in the absence or disability of the Chairman of the Board and the president, perform the duties and have the authority and exercise the powers of the Chairman of the Board and the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

         7.11 SECRETARY. The secretary shall attend all sessions of the board of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required, or any other committee, if requested. The secretary shall give, or cause to be given, notice of the meetings of the board of directors and shareholders where such notices are required by these bylaws to be given. The secretary shall keep in safe custody the seal of the corporation, and when authorized by the board or the executive committee, affix the same to any instrument requiring it and, when so

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affixed, it shall be attested by the signature of the secretary or by the signature of the treasurer or an assistant secretary. The secretary shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

         7.12 ASSISTANT SECRETARY. The assistant secretaries in the order of their seniority unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe, or as the president may from time to time delegate.

         7.13 TREASURER.

         (A) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the board of directors.

         (B) He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

         (C) If required by the board of directors, he shall give the corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, or other property of whatever kind in his possession or under his control belonging to the corporation.

         (D) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe, or as the president may from time to time delegate.

         7.14 ASSISTANT TREASURER. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other



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




powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

         7.15 FILLING OF OFFICES. The board of directors of the corporation shall not be required to fill the offices of vice-president, assistant secretary, and assistant treasurer, or to name an executive committee or any other committee until, in the opinion of the board, there is a need for such offices, committees, or any of them, to be filled.

                                  ARTICLE VIII
                          CERTIFICATES AND SHAREHOLDERS

         8.01 CERTIFICATES. Certificates in the form determined by the board of directors shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered, and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by the laws of the State of Delaware. They shall be signed by the president or a vice-president and the secretary or assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar other than the corporation or an employee of the corporation, the signature of such officer may be a facsimile. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         8.02 REPLACEMENT OF LOST OR DESTROYED CERTIFICATES. The board of directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

         8.03 TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender, to the corporation or its transfer agent, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         8.04 REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

         8.05 PREEMPTIVE RIGHTS. No shareholder or any other person shall have any preemptive right whatsoever.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.01 POLICY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. To the full extent permitted by the Delaware General Corporation Law, as amended from time to time, the corporation shall indemnify any Representative against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including court costs and attorneys' fees) actually incurred by any such person who was, is, or is threatening to be made a named defendant or respondent in a Proceeding because the person is or was a Representative and shall advance to such person such reasonable expenses as are incurred by such person in connection therewith.

         9.02 DEFINITIONS. For purposes of this Article IX:

                  (a) "REPRESENTATIVE" means (i) any person who is or was a Director and any person who, while a Director, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of the corporation or of another foreign or domestic association, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise or (ii) any person who is or was an officer and any person who, while an officer, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of the corporation or of another foreign or domestic association, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

                  (b) "PROCEEDING" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, or proceeding.

         9.03 NON-EXCLUSIVE; CONTINUATION. The indemnification provided by this
Article IX shall not be deemed exclusive of any other rights to which the person claiming indemnification may be entitled under any agreement, any vote of shareholders, or disinterested Directors or otherwise both as to any action in his official capacity and as to any action in another capacity while holding such office, and shall continue as to a person who shall have ceased to be a Representative engaged in any other enterprise at the request of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such person.

         9.04 INSURANCE OR OTHER ARRANGEMENT. The corporation shall have the power to purchase and maintain insurance or to the extent permitted by applicable law another arrangement on behalf of any person who is or was a Representative, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee, or agent or any other capacity in another association, or a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in such capacity, arising out of such person's status as such, whether or not such person is indemnified against such liability by the provisions of this Article IX.

         9.05 INDEMNIFICATION OF EMPLOYEES OR AGENTS. The corporation may indemnify and advance expenses to an employee or agent who is not a director or officer to such further extent, consistent with law, as may be provided by general or specific action of the Board, by contract, or as permitted or required by common law.

                                    ARTICLE X
                               GENERAL PROVISIONS

         10.01 DIVIDENDS AND RESERVES.

         (A) Declaration and Payment. Subject to statute and the certificate of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. The declaration and payment shall be at the discretion of the board of directors.

         (B) Record Date. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

         (C) Reserves. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         10.02 BOOKS AND RECORDS. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

         10.03 CHECKS AND NOTES. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         10.04 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         10.05 SEAL. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as the board of directors may prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         10.06 RESIGNATION. Any director, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         10.07 AMENDMENT OF BYLAWS. These bylaws may be repealed, altered or amended at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed repeal, alteration or amendment is contained in the notice of such meeting.

         10.08 TABLE OF CONTENTS; HEADINGS. The table of contents and headings used in these bylaws have been inserted for convenience only and do not constitute matter to be construed in interpretation.

         10.09 CONSTRUCTION. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible;

         (A) The remainder of these bylaws shall be considered valid and operative; and

         (B) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

The undersigned hereby certifies that the foregoing Amended and Restated Bylaws were unanimously adopted by the board at a meeting of said board held on the ______ day of ________________, 19__, TO WITNESS WHICH I have hereunto affixed my signature.


                                                        ------------------------
                                                        Secretary

                                FOR ATTACHMENT TO
                         AMENDED AND RESTATED BYLAWS OF
                          TOREADOR ROYALTY CORPORATION

                              RESOLUTION ADOPTED AT
                           BOARD OF DIRECTORS' MEETING
                            HELD ON JANUARY 31, 1991



RELATING TO NUMBER OF DIRECTORS

                  RESOLVED, that, as permitted by Article III, Section 3.02 of the Amended and Restated Bylaws of the Corporation, the Board of Directors of the Corporation hereby determines that the number of directors that shall constitute the Board of Directors shall be nine
         (9) until such time as the election of directors at the next annual meeting of the stockholders of Corporation, at which time the number of directors that shall constitute the Board of Directors shall be seven
         (7).

                          TOREADOR ROYALTY CORPORATION

                           CERTAIN RESOLUTIONS ADOPTED
                         AT BOARD OF DIRECTORS' MEETING
                            HELD ON FEBRUARY 27, 1992

RELATING TO AMENDMENTS TO THE BYLAWS

     RESOLVED, that Section 2.04 of the Bylaws of the Corporation shall be amended in its entirety to read as follows:

          2.04 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, or by these bylaws, may be called by Chairman of the Board, the President, or any officer of the corporation (i) at the instruction of a majority of the Board of Directors or (ii) on the written request of the holders of at least 662/3% of the total number of the shares of stock then outstanding and entitled to vote stating the specific purpose or purposes thereof. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

     RESOLVED FURTHER, that Article II of the Bylaws of the Corporation shall be amended by adding new sections at the end thereof as follows:

          2.11 CONDUCT OF MEETINGS BY PRESIDING PERSON. All determinations of the presiding person at each meeting of shareholders shall be conclusive unless a matter is determined otherwise upon motion duly adopted by the affirmative vote of the holders of at least 80% of the voting power of the shares of capital stock of the corporation entitled to vote in the election of directors held by shareholders present in person or represented by proxy at such meeting. Accordingly, in any meeting of shareholders or part thereof, the presiding person shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:

                (a) The presiding person may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

                (b) A resolution or motion shall be considered for vote only if proposed by a shareholder or duly authorized proxy, and seconded by an individual, who is a shareholder or a duly authorized proxy, other than the individual who proposed the resolution or motion, subject to compliance with any other requirements concerning such a proposed resolution or motion contained in these bylaws. The presiding person may propose any motion for vote. The order of business at all meetings of shareholders shall be determined by the presiding person.

                (c) The presiding person may impose any reasonable limits with respect to participation in the meeting by shareholders, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions of any shareholder, limits on the numbers of questions per shareholder, and limits as to the subject matter and timing of questions and remarks by shareholders.

                (d) Before any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the presiding person may, and on request of any shareholder or a shareholder's proxy shall, appoint inspector(s) of election at the meeting of shareholders. If any person appointed as inspector fails to appear or fails or refuses to act, the presiding person may, upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill such vacancy.

     The duties of these inspectors shall be as follows:

                       (i) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and then authenticity, validity and effect of proxies;

                       (ii)  Receive votes or ballots;

                       (iii) Herein determine all challenges and questions in any way arising in connection with the right to vote;

                       (iv)  Count and tabulate all votes;

                       (v) Report to the board of directors the results based on the information assembled by the inspectors; and

                       (vi) Do any other acts that be proper to conduct the election or vote with fairness to all shareholders.

          2.12. SHAREHOLDER PROPOSALS. In order for business to be properly brought before a meeting of shareholders by a shareholder, the business must be legally proper and written notice thereof must have been filled with the Secretary of the Corporation not less than 60 nor more than 120 days prior to the meeting. Each such notice shall set forth:

          (a) The name and address of the shareholder who intends to make the proposal as the same appear in the corporation's records;

          (b) The class and number of shares of stock of the corporation that are beneficially owned, directly or indirectly, by such shareholder; and

          (c) A clear and concise statement of the proposal and the shareholder's reasons for supporting it.

          The filing of a shareholder notice as required above shall not, in and of itself, constitute the making of the proposal described therein.

          If the person presiding at a meeting of shareholders determines that any proposed business has not been properly brought before the meeting, he shall declare such business out of order; and such business shall not be conducted at the meeting.

     RESOLVED FURTHER, Sections 9.01, 9.02, 9.03 and 9.04 of the Bylaws are hereby amended in their entirety to read as follows, and existing Section 9.05 is hereby renumbered as Section 9.17.

          9.01. GENERAL. The Corporation shall indemnify, and advance Expenses (as this an all other capitalized words used in this Article IX and not previously defined in these bylaws are defined in Section 9.14) to, Indemnitee to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws and to such greater extent as applicable law may thereafter permit. The rights of Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by Section 145(b) of the D.G.C.L. in Proceedings by or in the right of the Corporation and to the fullest extent permitted by Section 145(a) of the D.G.C.L. in all other Proceedings. The provisions set forth below in this Article IX are provided in the furtherance, and not by way of limitation, of the obligations expressed in this Section 9.01.

          9.02. EXPENSES RELATED TO PROCEEDINGS. If Indemnitee is, by reason of his or her Corporate status, a witness in or a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

          9.03. ADVANCEMENT OF EXPENSES. Indemnitee shall be advanced Expenses within ten days after requesting them to the fullest extent permitted by
     Section 145(e) of the D.G.C.L.

          9.04. REQUEST FOR INDEMNIFICATION. To obtain indemnification Indemnitee shall submit to the Corporation a written request with such information as is reasonably available to indemnification. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

          9.05. DETERMINING ENTITLEMENT TO INDEMNIFICATION IF NO CHANGE OF CONTROL. If there has been no Change of Control at the time the request for indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in accordance with Section 145(d) of the D.G.C.L. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the court.

          9.06. DETERMINING ENTITLEMENT TO INDEMNIFICATION IF CHANGE OF CONTROL. If there has been a Change of Control at the time the request for indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Indemnitee may, within five days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Any objection is subject to the limitations of Section 9.05. Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdictions for a determination that the Corporation's objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the Court.

          9.07. PROCEDURES OF INDEPENDENT COUNSEL. If there has been a Change of Control before the time the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article IX) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 9.04, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him or her by clear and convincing evidence that the presumption should not apply.

          Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 9.05 or 9.06 to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within sixty days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article IX) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that (a) Indemnitee did not act in good faith and in a manner that he or she reasonably believed, in the case of conduct in his or her official capacity as a director of the Corporation, to be in the best interests of the Corporation or in all other cases that at least his or her conduct was not opposed to the

     Corporation's best interests, or (b) with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

          9.08. EXPENSES OF INDEPENDENT COUNSEL. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article IX and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his or her selection until a court has determined that such objection is without a reasonable basis.

          9.09. TRIAL DE NOVO. In the event that (a) a determination is made pursuant to Section 9.05 or 9.06 that Indemnitee is not entitled to indemnification under this Article IX, (b) advancement of Expenses is not timely made pursuant to Section 9.03, (c) Independent Counsel has not made and delivered a written opinion determining the request for indemnification
     (i) within ninety days after being appointed by a court, (ii) within ninety days after objections to his or her selection have been overruled by a court or (iii) within ninety days after the time for the Corporation or Indemnitee to object to his or her selection or (d) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 9.05, 9.06 or 9.07, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9.09 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 9.09, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9.09, or otherwise, unless

     Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

          The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9.09 that the procedures and presumptions of this Article IX are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all provisions of this Article IX. In the event that Indemnitee, pursuant to this Section 9.09, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Article IX, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actual and reasonable incurred by him or her in such judicial adjudication, but only if he or she prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

          9.10. NON-EXCLUSIVITY. The rights of indemnification and to receive advancement of Expenses as provided by this Article IX shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, these bylaws, any agreement, a vote of stockholders, a resolution of the Board of Directors or otherwise. No amendment, alteration or repeal of this Article IX or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article IX shall continue as to an Indemnitee whose corporate status has ceased and shall inure to the benefit of his or her heirs, executors and administrators.

          9.11. INSURANCE AND SUBROGATION. To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director or officer under such policy or policies.

          In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

          The Company shall not be liable under this Article IX to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

          9.12. SEVERABILITY. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article IX shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          9.13. CERTAIN PERSONS NOT ENTITLED TO INDEMNIFICATION. Notwithstanding any other provision of this Article IX, no person shall be entitled to indemnification or advancement of Expenses under this Article IX with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

          9.14. DEFINITIONS. For purposes of this Article IX:

          "CHANGE OF CONTROL" means a change in control of the Corporation after the date of adoption of these bylaws in any one of the following circumstances: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person's attaining such percentage interest; (b) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

          "CORPORATE STATUS" describes the status of a person who is or was a director of the corporation or who, while a director or officer of the Corporation, is an employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

          "D.G.C.L." means the Delaware General Corporation Law, as currently in effect or as amended from time to time.

          "EXPENSES" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

          "INDEMNITEE" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 9.01 or
     9.02 by reason of his or her Corporate Status.

          "INDEPENDENT COUNSEL" means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is nor in the five years previous to his or her selection or appointment has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 5% or more of the combined voting power of the Corporation's then outstanding voting securities.

          "MATTER" is a claim, a material issue, or a substantial request for relief.

          "PROCEEDING" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 9.09 to enforce his or her rights under this Article IX.

          9.15. NOTICES. Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be given in writing by depositing the same in the United States mail, with postage thereon prepaid, addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be so deposited in the United States mail.

          9.16. CONTRACTUAL RIGHTS. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between him or her and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

                             AMENDMENT TO BYLAWS OF
                          TOREADOR ROYALTY CORPORATION


     RESOLVED, that Section 2.02 of the Bylaws of the Corporation shall be amended in its entirety to read as follows:

          2.02. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the third Thursday during the month of May, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which time the shareholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting.